Exhibit 99.3

STANDARD REGISTER COMPANY

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

On August 1, 2013, Standard Register acquired all of the outstanding membership interests of WorkflowOne, LLC (WorkflowOne) for a total purchase price of one dollar (the "Acquisition").  In connection with the Acquisition, Standard Register also assumed $210 million of WorkflowOne's existing debt under two secured credit facilities, and issued warrants that will be convertible into 2,645,952 shares of Standard Register's Common Stock, subject to shareholder approval at a Shareholders' meeting scheduled for October 24, 2013. The per share exercise price of each warrant is $0.00001.

The unaudited pro forma combined condensed balance sheet as of June 30, 2013, combines the historical consolidated balance sheets of Standard Register and WorkflowOne, giving effect to the Acquisition as if it had occurred on June 30, 2013. The unaudited pro forma combined condensed statements of income for the fiscal year ended December 30, 2012, and the six-month period ended June 30, 2013, combine the historical consolidated statements of income of Standard Register and WorkflowOne, giving effect to the Acquisition as if it had occurred on January 2, 2012 (the first day of Standard Register's fiscal 2012). The historical consolidated financial information has been adjusted in the unaudited pro forma combined condensed financial statements to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the combined company's results. The unaudited pro forma combined condensed financial information should be read in conjunction with the accompanying notes that describe the pro forma amounts and adjustments presented.

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The unaudited pro forma combined condensed balance sheet combines Standard Register's unaudited consolidated balance sheet as of June 30, 2013 with WorkflowOne's unaudited consolidated balance sheet as of June 30, 2013.

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The unaudited pro forma combined condensed statement of income for the year ended December 30, 2012 combines Standard Register's audited consolidated statement of income for the fiscal year ended December 30, 2012 with WorkflowOne's audited consolidated statement of income for the calendar year ended December 31, 2012. The results of WorkflowOne attributable to the extra day in 2012 were not eliminated within the combined condensed statement of income for the fiscal year ended December 30, 2012 as the impact is not material.

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The unaudited pro forma combined condensed statement of income for the six-month period ended June 30, 2013 combines Standard Register's unaudited consolidated statement of income for the six-month period ended June 30, 2013 with WorkflowOne's unaudited consolidated statement of income for the six-month period ended June 30, 2013.

The unaudited pro forma combined condensed financial information has been prepared by Standard Register using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (GAAP). Standard Register has been treated as the acquirer in the Acquisition for accounting purposes. The unaudited pro forma combined condensed balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable net assets acquired and the excess purchase price to goodwill. The allocation of the purchase price is preliminary and is subject to change. The assets acquired and liabilities assumed of WorkflowOne have been measured at their estimated fair values at August 1, 2013. Differences between these estimates of fair value and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma combined condensed financial information and the combined company's future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined condensed financial information prepared in accordance with the rules and regulations of the Securities and Exchange Commission.  The final allocation is dependent upon certain valuation and other studies that have not yet been completed.

Standard Register will finalize the purchase price allocation as soon as practicable within the measurement period prescribed by Financial Accounting Standards Board Accounting Standards Codification (ASC) 805, Business Combinations, but in no event later than one year following completion of the Acquisition. Standard Register is in the process of gathering and assessing the information necessary to determine the required fair value measures at August 1, 2013 and actual amount of cash received including:

	the fair value to be assigned to the debt assumed and warrants issued
	the fair value of trade account and other receivables as of August 1, 2013 that are not expected to be collectible
	the amounts recorded for each major class of assets acquired and liabilities assumed, including valuations of identified acquired intangible assets and plant and equipment

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	the nature, amounts recognized, and measurement basis of assets and liabilities arising from contingent liabilities recognized, and
	qualitative and quantitative information related to any goodwill recorded, including the allocation of goodwill to reporting units, as appropriate.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the actual results of operations that Standard Register and WorkflowOne would have achieved had the companies been combined during these periods and is not intended to project the future results of operations that the combined company may achieve after the Acquisition. The unaudited pro forma combined condensed financial information does not reflect any cost savings that may be realized as a result of the Acquisition and also does not reflect any restructuring or integration-related charges to achieve those potential cost savings.

THE STANDARD REGISTER COMPANY

 UNAUDITED PRO FORMA COMBINED CONDENSED

BALANCE SHEET

AS OF JUNE 30, 2013

(In thousands, except per share amounts)

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	Standard Register	WorkflowOne	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Cash and cash equivalents	$481	$19,939	$(18,234)	(a)	$2,186
Accounts receivable, net	99,423	57,799	(824)	(i)	156,398
Inventories, net	41,930	22,877	1,972	(c)	66,117
			(662)	(i)
Prepaid expense	10,398	8,885			19,283
Total current assets	152,232	109,500	(17,748)		243,984

Plant and equipment, net	56,310	47,843	2,564	(d)	106,717
Goodwill	7,456	33,926	36,365	(e)	77,747
Intangible assets, net	5,453	87,837	(37,697)	(f)	55,593
Other	28,149	3,474	(2,421)	(i)	29,202
Total assets	$249,600	$282,580	$(18,937)		$513,243

LIABILITIES
Accounts payable	$31,790	$29,246	$6,064	(g)	$67,100
Other current liabilities	41,211	32,992	(12,849)	(b)	58,773
			(2,581)	(i)
Total current liabilities	73,001	62,238	(9,366)		125,873

Long-term debt	46,244	322,859	(112,698)	(b)	256,405
Pension benefit liability	239,410	—			239,410
Other long-term liabilities	9,808	1,520	(1,355)	(i)	9,973
Total liabilities	368,463	386,617	(123,419)		631,661

SHAREHOLDERS' DEFICIT
Common stock, capital in excess of par value, and membership interests	100,110	42,200	(35,691)	(h)	106,619
Accumulated other comprehensive losses	(217,838)	—	—		(217,838)
Retained earnings (accumulated deficit)	49,101	(146,237)	146,237	(h)	43,037
			(6,064)	(g)
Treasury stock	(50,236)	—			(50,236)
Total shareholders' deficit	(118,863)	(104,037)	104,482		(118,418)
Total liabilities and shareholders' deficit	$249,600	$282,580	$(18,937)		$513,243

See accompanying notes.

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THE STANDARD REGISTER COMPANY

 UNAUDITED PRO FORMA COMBINED CONDENSED

STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 30, 2012

(In thousands, except per share amounts)

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	Standard Register	WorkflowOne	Pro Forma Adjustments		Pro Forma Combined
REVENUE	$601,988	$459,354			$1,061,342
COST OF SALES	421,586	309,944	1,972	(b)	745,662
			1,358	(c)
			10,802	(f)
GROSS MARGIN	180,402	149,410	(14,132)		315,680
OPERATING EXPENSES
Selling, general and administrative	182,012	145,518	1,531	(c)	307,852
			(9,110)	(d)
			(1,297)	(e)
			(10,802)	(f)
Restructuring and other exit costs	4,278	1,800			6,078
Total operating expenses	186,290	147,318	(19,678)		313,930
(LOSS) INCOME FROM OPERATIONS	(5,888)	2,092	5,546		1,750
OTHER INCOME (EXPENSE)
Interest expense	(2,689)	(50,105)	32,629	(a)	(20,165)
Other income	39	—			39
Total other expense	(2,650)	(50,105)	32,629		(20,126)
LOSS BEFORE INCOME TAXES	(8,538)	(48,013)	38,175		(18,376)
INCOME TAX EXPENSE	534	—	-	(g)	534
NET LOSS	$(9,072)	$(48,013)	$38,175		$(18,910)
BASIC AND DILUTED LOSS PER SHARE	$(1.55)	N/A			$(3.24)
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	5,839	N/A			5,839

See accompanying notes.

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THE STANDARD REGISTER COMPANY

 UNAUDITED PRO FORMA COMBINED CONDENSED

STATEMENT OF INCOME

FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2013

(In thousands, except per share amounts)

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	Standard Register	WorkflowOne	Pro Forma Adjustments		Pro Forma Combined
REVENUE	$278,437	$223,070			$501,507
COST OF SALES	197,462	150,116	723	(c)	353,927
			5,626	(f)
GROSS MARGIN	80,975	72,954	(6,349)		147,580
OPERATING EXPENSES
Selling, general and administrative	85,386	70,505	815	(c)	144,611
			(4,555)	(d)
			(1,914)	(e)
			(5,626)	(f)
Restructuring and other exit costs	819	1,156			1,975
Total operating expenses	86,205	71,661	(11,280)		146,586
(LOSS) INCOME FROM OPERATIONS	(5,230)	1,293	4,931		994
OTHER INCOME (EXPENSE)
Interest expense	(1,154)	(27,073)	18,311	(a)	(9,916)
Other income	58	—			58
Total other expense	(1,096)	(27,073)	18,311		(9,858)
LOSS BEFORE INCOME TAXES	(6,326)	(25,780)	23,242		(8,864)
INCOME TAX EXPENSE	434	—		(g)	434
NET LOSS	$(6,760)	$(25,780)	$23,242		$(9,298)
BASIC AND DILUTED LOSS PER SHARE	$(1.15)	N/A			$(1.57)
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	5,925	N/A			5,925

See accompanying notes.

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NOTES TO THE UNAUDITED PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

NOTE 1 – DESCRIPTION OF TRANSACTION

On August 1, 2013, The Standard Register Company (referenced in this report as the "Company," "we," "our," or "Standard Register,") acquired all of the outstanding membership interests of WorkflowOne for a total purchase price of one dollar (the "Acquisition").  In connection with the Acquisition, Standard Register also assumed $210,000 of WorkflowOne's existing debt under two secured credit facilities, as described below, and issued warrants that will be convertible into 2,645,952 shares of Standard Register's Common Stock, subject to shareholder approval at a Shareholders' meeting scheduled for October 24, 2013. The warrants are exercisable beginning on the first business day after the date of obtaining shareholder approval and ending three months after the date of obtaining such approval. The per share exercise price of each warrant is $0.00001.

Debt assumed under the First Lien Credit Facility was approximately $123,753 and is secured by substantially all of the assets of the combined companies.  Quarterly payments of $2,500 are due beginning September 2014 with additional mandatory payments due based on a percentage of excess cash flow and certain other events. The full unpaid principal amount is due on August 1, 2018.  The debt will bear interest at an adjusted LIBOR plus 7.00%.

Debt assumed under the Second Lien Credit Facility was approximately $86,247 and is secured by substantially all of the assets of the combined companies.  Upon the termination of the First Lien Credit Facility, mandatory payments are due based on a percentage of excess cash flow and certain other events. The full unpaid principal amount is due on February 1, 2020.  The debt will bear interest at an adjusted LIBOR plus 8.65%.

In addition, Standard Register issued $10,000 of non-interest bearing “Tranche B Second Lien Term Loans.” The final working capital amount is in the process of being finalized and will determine whether this debt will be canceled for no consideration, funded from cash placed in escrow by the seller, or a combination of the two options.

NOTE 2 – BASIS OF PRESENTATION

The unaudited pro forma combined condensed financial information was prepared using the acquisition method of accounting and is based on the historical consolidated financial statements of Standard Register and WorkflowOne. The acquisition method of accounting is based on Accounting Standards Codification (ASC) 805 Business Combinations and uses the fair value concepts defined in ASC 820, Fair Value Measurements.

ASC 805 requires us, among other things, to recognize most assets acquired and liabilities assumed at their fair values as of the acquisition effective date. In addition, ASC 805 requires that the consideration transferred be measured at the date the Acquisition was completed at the then-current market price.

ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements, and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures.  Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.”  This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Standard Register may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Standard Register's intended use of those assets. Many of these fair value measurements are highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded, as of August 1, 2013, primarily at their respective fair values and added to those of Standard Register.  Financial statements and reported results of operations of Standard Register issued after completion of the Acquisition will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of WorkflowOne.

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal, valuation, and other professional fees) are not included as a component of consideration transferred but are accounted for as expense in the periods in which the costs are incurred. Total acquisition-related transaction costs expected to be incurred are estimated to be approximately $8,831 of which $2,767 were incurred through June 30, 2013.

Certain acquisition-related transaction costs incurred in both 2012 and the six-month period ended June 30, 2013 are reflected as a pro forma adjustment to the unaudited pro forma combined condensed statements of income for those same periods as a reduction in selling, general and administrative expenses because those net costs are not expected to have a continuing impact on the combined company's results. The unaudited pro forma combined condensed balance sheet as of June 30, 2013 is required to include adjustments which give effect to events that are directly attributable to the transaction regardless of whether they are expected to have a continuing impact on the combined company's results or are non-recurring. Therefore, acquisition-related transaction costs expected to be incurred subsequent to June 30, 2013 of approximately $6,064 are reflected as a pro forma adjustment to the unaudited pro forma combined condensed balance sheet as of June 30, 2013 as an increase to accrued expenses and other current liabilities.

The unaudited pro forma combined condensed financial information does not reflect any anticipated cost savings that may be realized as a result of the Acquisition.  Although the Company projects that annual cost savings of approximately $40,000 will result from the Acquisition, there can be no assurance that these cost savings will be achieved. The unaudited pro forma combined condensed financial information also does not reflect the approximately $29,800 of restructuring and approximately $8,500 of integration-related charges to achieve those potential cost savings.

The unaudited pro forma combined condensed financial information does not claim to represent our actual results of operations that would have occurred if the Acquisition had taken place on the dates specified, nor are they indicative of the results that may be achieved in the future.

NOTE 3 – ACCOUNTING POLICIES

The accounting policies used in the preparation of this unaudited pro forma combined condensed financial information are those disclosed in Standard Register's audited financial statements as of December 30, 2012 and WorkflowOne's audited financial statements as of December 31, 2012.  The unaudited pro forma combined condensed financial information reflects adjustments to conform WorkflowOne's presentation to Standard Register's accounting policies, including conforming reclassifications in the balance sheet and statement of income. At this time, Standard Register is not aware of any accounting policy differences that would have a material impact on the combined company's financial statements, however, as Standard Register completes its review of WorkflowOne's accounting policies, it is possible that other policy differences may be identified that, when conformed, could have a material impact on the combined company's financial statements.

NOTE 4 – CALCULATION OF PURCHASE CONSIDERATION TRANSFERRED AND PRELIMINARY PURCHASE PRICE ALLOCATION

The components of consideration transferred for the acquisition of WorkflowOne was one dollar in cash and the issuance of warrants that will be convertible into 2,645,952 shares of Standard Register's Common Stock, subject to shareholder approval at a Shareholders' meeting scheduled for October 24, 2013.  The per share exercise price of each warrant is $0.00001.

The estimated purchase price of WorkflowOne consists of the following:

Estimated fair value of warrants issued	$6,509
Cash acquired	(1,705)
Net consideration transferred	$4,804

The total estimated fair value of $6,509 calculated for the warrants is preliminary and is based on the closing price of Standard Register common shares on July 31, 2013, discounted for their lack of marketability.  The cash acquired is also preliminary and will depend on the final working capital adjustment which is not reflected in this unaudited pro forma combined condensed financial information.

Preliminary Purchase Price Allocation

For purpose of preparing the unaudited pro forma combined condensed financial information, the estimated purchase price was allocated to WorkflowOne's assets acquired and liabilities assumed as of June 30, 2013.  The allocation of the purchase price is preliminary and has been prepared to illustrate the estimated effect of the Acquisition.  The final allocation is dependent upon certain valuation and other studies that have not yet been completed.  Accordingly, differences between these estimates of fair value and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma combined condensed financial information.

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The following summarizes the preliminary estimate of the assets acquired and the liabilities assumed by Standard Register in the Acquisition, assuming the Acquisition took place on June 30, 2013.

June 30, 2013
Assets
Cash and cash equivalents	$1,705
Accounts receivable	56,975
Inventories	24,187
Plant and equipment	50,407
Goodwill	70,291
Identified intangibles	50,140
Other assets	9,938
Liabilities
Long-term debt and capital leases, including current portion	(210,420)
Other liabilities assumed	(46,714)
Net assets acquired	$6,509

NOTE 5 – ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

a) Represents adjustment to eliminate cash not acquired by Standard Register.

b) Represents net adjustment to eliminate $120,698 in debt and $4,849 in accrued interest not assumed by Standard Register. For purposes of the pro forma financial information, we expect that the additional $10,000 of non-interest bearing Tranche B Second Lien Term Loans will be canceled for no consideration.

c) Represents adjustment to record WorkflowOne's finished goods and work-in-process inventory at its estimated selling price, plus a reasonable profit allowance for selling effort and costs to complete for work-in-process inventory.  Raw material inventory has been valued at current replacement cost, which approximates WorkflowOne's carrying value.

d) Represents adjustment to record WorkflowOne's plant and equipment at its estimated fair value, resulting in an increase to plant and equipment, primarily buildings and computer software.

e) Represents net adjustment to eliminate WorkflowOne's historical goodwill of $33,926 and record estimated goodwill of $70,291 resulting from the Acquisition.

f) Represents net adjustment to eliminate WorkflowOne's historical intangible assets of $87,837 and record the estimated fair value of intangible assets acquired of $50,140.

g) Represents adjustment to accrue for $6,064 of acquisition-related costs expected to be incurred by the combined company subsequent to June 30, 2013.  Total acquisition-related transaction costs expected to be incurred are estimated to be approximately $8,831, of which $2,767 were incurred prior to June 30, 2013.

h) Represents adjustments to eliminate WorkflowOne's historical accumulated deficit of $146,237, eliminate WorkflowOne's historical membership interests of $42,200, and to increase additional paid in capital by $6,509 to record the estimated fair value of the warrants issued as consideration in the Acquisition.

i) Represents adjustment to reflect the acquisition method accounting based on the estimated fair value of the remaining assets and liabilities of WorkflowOne.

The valuation allowance of Standard Register which is included in Other Assets will remain unchanged as the Company does not anticipate a material change to its valuation allowance due to the Acquisition.

NOTE 6 – ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

a)

Represents net adjustment to interest expense of $32,629 in 2012 and $18,311 in the six month period ended June 30, 2013 to:

	Eliminate WorkflowOne historical interest expense by $47,471 in 2012 and $25,660 for the six month period ended June 30, 2013 related to the 1st Lien and 2nd Lien Term Loans
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Record interest expense of $17,364 in 2012 and $8,602 for the six month period ended June 30, 2013 related to the portion of the 1st and 2nd Lien Term Loans assumed by Standard Register using the rate effective at the date of acquisition

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Reduce expense by $1,882 in 2012 and $977 for the six month period ended June 30, 2013 to eliminate the credit in interest expense for the amortization of the previous fair value adjustment of the WorkflowOne debt.  The WorkflowOne debt was previously required to measured at fair value upon its reorganization in accordance with ASC 852.

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Reduce interest expense by $640 in 2012 and $276 for the six month period ended June 30, 2013 to adjust expense on Standard Register's amended credit facility to the rate effective at the date of acquisition

The net affect on interest expense related to the elimination of historical amortization from WorkflowOne's debt issuance costs and the amortization of Standard Register's additional debt issuance costs is not material

b)

Represents adjustment to cost of sales related to the increased basis of inventory which has been recorded at estimated fair value.  As the acquired inventory is sold, its cost of sales will reflect the increased valuation of WorkflowOne's inventory, which will temporarily reduce gross margins until such inventory is sold.

c)

Represents adjustments to depreciation expense related to the increased basis of plant and equipment which has been recorded at its estimated fair value and for useful live assumption changes assigned to plant and equipment.  The fair value adjustment most significantly impacts buildings and computer software, offset by a reduction in the fair value assigned to furniture and fixtures. The allocation of depreciation between cost of sales and selling, general, and administrative expenses is based on historical WorkflowOne trends.

d)

Represents net adjustment to eliminate $17,683 in 2012 and $8,841 in the six month period ended June 30, 2013 of WorkflowOne's historical amortization expense for previously identified intangible assets and to record amortization expense (calculated on a straight line basis) of $8,573 in 2012 and $4,286 in the six month period ended June 30, 2013 related to identifiable intangible assets identified in the Acquisition.  These identifiable intangible assets primarily include:

	Customer relationships ($41,600) which are expected to have an estimated useful life of approximately six years
	Trademarks ($8,400), the majority of value which is expected to have an estimated useful life of approximately ten years

e)

Represents adjustment to reduce selling, general, and administrative expense to eliminate acquisition-related transaction costs incurred by Standard Register and WorkflowOne in 2012 and for the six-month period ended June 30, 2013.

f)

Represents adjustment to reclass certain selling, general, and administrative expenses in WorkflowOne's historical financial statements to cost of sales to conform to Standard Register's financial statement presentation.

g)

Because of the valuation allowance against our deferred tax assets, there is no tax affect from the pro forma adjustments.